UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2012

Hanesbrands Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-32891	20-3552316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 East Hanes Mill Road Winston-Salem, NC		27105
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (336) 519-8080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Stockholders (the “Annual Meeting”) of Hanesbrands Inc. (the “Company”) was held on April 24, 2012 in New York, New York. A total of 88,092,944 shares of the Company’s common stock (approximately 90.3% of all shares entitled to vote at the Annual Meeting) were represented at the Annual Meeting, in person or by proxy. Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders.

Election of Directors

The stockholders of the Company elected each of the director nominees proposed by the Company’s Board of Directors. The voting results were as follows:

Name of Nominee	Votes For	Votes Withheld	Abstentions	Broker Non-votes
Lee A. Chaden	76,903,874	1,992,219	—	9,196,851
Bobby J. Griffin	76,920,535	1,975,558	—	9,196,851
James C. Johnson	76,779,759	2,116,334	—	9,196,851
Jessica T. Mathews	76,919,608	1,976,485	—	9,196,851
J. Patrick Mulcahy	76,766,687	2,129,406	—	9,196,851
Ronald L. Nelson	75,256,354	3,639,739	—	9,196,851
Richard A. Noll	76,480,782	2,415,311	—	9,196,851
Andrew J. Schindler	76,571,136	2,324,957	—	9,196,851
Ann E. Ziegler	76,933,115	1,962,978	—	9,196,851

Ratification of Appointment of Independent Registered Public Accounting Firm

The stockholders of the Company ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the Company’s 2012 fiscal year. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-votes
87,149,179	797,198	146,567	—

Non-Binding, Advisory Vote Regarding Executive Compensation

The stockholders of the Company approved, by a non-binding, advisory vote, executive compensation as disclosed in the Company’s Proxy Statement for the Annual Meeting. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-votes
74,387,345	3,587,151	921,597	9,196,851

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 26, 2012	HANESBRANDS INC.

	By:	/s/ Joia M. Johnson
Joia M. Johnson
Chief Legal Officer, General Counsel and Corporate Secretary